FOR IMMEDIATE RELEASE

Contact: Eric M. Slomer, FHLBank Pittsburgh, 412-288-7694, eric.slomer@fhlb-pgh.com

FHLBank Pittsburgh Announces Results in 2022 Board Election

PITTSBURGH, Nov. 17, 2022 – The Federal Home Loan Bank of Pittsburgh (FHLBank) today announced the results of its 2022 election. Two new member directors from Delaware and West Virginia were elected, one incumbent member director was deemed to be reelected in Pennsylvania, and one independent director was reelected. These newly elected directors will begin their four-year terms on Jan. 1, 2023.

Newly Elected Directors

Delaware Member Director

From Delaware, one new member director was elected, Blanche L. Jackson, Chief Executive Officer, Stepping Stones Community Federal Credit Union (Stepping Stones). Located in Wilmington, Delaware, Stepping Stones is a low-income designated, minority depository institution and a Community Development Financial Institution (CDFI). Ms. Jackson has more than 20 years of experience in leading financial institutions, including ensuring access to affordable credit for members and adequacy and soundness of the credit union’s financial structure. She is also the Board Treasurer for Inclusiv, a certified CDFI intermediary, and previously worked at the Delaware State Police Federal Credit Union, where she became Executive Vice President. Ms. Jackson has a bachelor’s degree in finance from Wilmington University and has several certifications including Certified Chief Executive (CCE) – Credit Union Executive Society and Nationally Certified Compliance Officer (NCCO) – National Association of Federal Credit Union. Ms. Jackson was also recently elected to the Board of Directors of the Cooperative Credit Union Association (CCUA) which represents credit unions in Delaware, Massachusetts, New Hampshire and Rhode Island.

West Virginia Member Director

From West Virginia, one new member director was elected, H. Charles “Charlie” Maddy, III, CEO and Chairman of Summit Community Bank. Summit Community Bank operates 45 full-service banking locations in West Virginia, Virginia and Kentucky. Mr. Maddy is also President, Chief Executive Officer and a Board member of Summit Financial Group, Inc., headquartered in Moorefield, West Virginia. With more than 35 years of financial services experience, Mr. Maddy began his career as a staff accountant at Arnett & Foster. Since then, he has served in leadership roles for many financial organizations including the American Bankers Association, the West Virginia Bankers Association, and Community Bankers of West Virginia. Mr. Maddy also previously served on FHLBank Pittsburgh’s Board. He received his bachelor’s degree in business administration from Concord University and is a Certified Public Accountant.

Incumbent Directors Reelected

Pennsylvania Member Director

The reelected incumbent director is Jeane M. Vidoni, President and Chief Executive Officer, Penn Community Bank, Perkasie, Pennsylvania.

Independent Director

The reelected incumbent independent director is Glenn R. Brooks, President, Leon N. Weiner & Associates, Inc. located in Wilmington, Delaware.

Other Directors Serving on the FHLBank Pittsburgh Board of Directors

In addition to the elected directors listed above, FHLBank Pittsburgh’s Board of Directors for 2023 also includes: Barbara Adams, Pamela C. Asbury, Thomas Bailey, Romulo L. Diaz Jr., James V. Dionise, Angel L. Helm, Louise M. Herrle, Joseph W. Major, William C. Marsh, Brendan J. McGill, Thomas H. Murphy and Dr. Howard B. Slaughter Jr.

About FHLBank Pittsburgh

FHLBank Pittsburgh provides reliable funding and liquidity to its member financial institutions, which include commercial and savings banks, community development financial institutions, credit unions and insurance companies in Delaware, Pennsylvania and West Virginia. FHLBank products and resources help support community lending, housing and economic development. As one of 11 Federal Home Loan Banks established by Congress, FHLBank has been an integral and reliable part of the financial system since 1932. Learn more by visiting www.fhlb-pgh.com.

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